Exhibit (d)

                LETTERHEAD OF PATTERSON BELKNAP WEBB & TYLER LLP

                                October 23, 2008

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the American Depositary Receipts ("ADR(s)") evidencing American Depositary Shares ("ADS(s)"), each ADS representing the right to receive, subject to the terms of the ADR representing such ADS, one-half (1/2) of one share of common stock (the "Shares") of Petroplus Holdings AG, a company organized under the laws of Switzerland. The Registration Statement is being filed for the purpose of registering 50,000,000 ADSs under the U.S. Securities Act of 1933, as amended (the "Securities Act").

            Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning given to such term by the U.S. Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes "tax advice" for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, "tax advice," such "tax advice" is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code of 1986, as amended, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

            Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the ADRs and the Registration Statement, will be legally issued and will entitle the registered holders of the ADSs to the rights specified in the applicable ADRs.


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            This opinion is limited to the laws of the State of New York and the
Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                            Very truly yours,

                                            PATTERSON BELKNAP WEBB & TYLER LLP


                                            By: /s/ Herman H. Raspe
                                                --------------------------------
                                                A Member of the Firm


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